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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2009

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                       GOLDEN RIVER RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

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          Delaware                    0-16097                    98-007697
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)

         Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
               (Address of Principal Executive Office) (Zip Code)

                                 61-3-8532-2860
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01:  Entry into a Material Definitive Agreement

     Effective as of June 30, 2009, Golden River Resources Corporation, a Delaware corporation (the "Company"), entered into a warrant purchase agreement with RAB Special Situations (Master) Fund Limited ("RAB") whereby the Company agreed to repurchase the following Warrants to purchase shares of Common Stock in the Company that had been issued to RAB in 2006: (i) Special Warrant to purchase 10,000,000 shares of Common Stock in the Company for no additional consideration expiring on June 9, 2016, and (ii) Warrant to purchase 20,000,000 shares of Common Stock in the Company at an exercise price of $0.1542 per share ($0.0364541, per share as adjusted) expiring on April 30, 2011, for an aggregate purchase price of US$500,000.

     Settlement of the purchase occurred on July 1, 2009.

     Following settlement of the purchase, the Company cancelled the Special Warrant to purchase 10,000,000 shares of Common Stock in the Company for no additional consideration expiring on June 9, 2016, and the Warrant to purchase 20,000,000 shares of Common Stock in the Company at an exercise price of $0.1542 per share ($0.0364541, per share as adjusted) expiring on April 30, 2011.

Item 2.01:  Completion of Acquisition or Disposition of Assets

     The information set forth above in response to Item 1.01 is hereby incorporated herein by this reference.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GOLDEN RIVER RESOURCES CORPORATION (Company)

                                    By:

                                    /s/ Peter Lee
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                                    Peter Lee
                                    Secretary


Dated: July 6, 2009